UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2006

REGAN HOLDING CORP.
(Exact name of registrant as specified in its charter)

California	000-19704	68-0211359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2090 Marina Avenue Petaluma, California 94954 (Address of principal executive offices) (707) 778-8638 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2006, Legacy Marketing Group (the “Borrower”), the primary operating subsidiary of Regan Holding Corp., entered into a credit agreement (the “Agreement”) with Washington National Insurance Company (the “Lender”).  Pursuant to the terms of the Agreement, the Lender will make a non-revolving multiple advance term loan (the “Term Loan”) to the Borrower totaling $6.0 million.

Pursuant to the terms of the Agreement, beginning July 1, 2007, the Borrower is required to make quarterly principal payments on the Term Loan equal to a percentage of the outstanding principal balance of the Term Loan as of June 30, 2007, as follows:  3.75% of the balance for the first four payments, 5.0% of the balance for the next twelve payments and 6.25% of the balance for the final four payments.  The quarterly principal payments will be reduced, in order of maturity, by any optional prepayments by the Borrower or prepayments resulting from prepayment events specified in the Agreement. Additionally, beginning March 31, 2008, the Borrower will be required to semi-annually prepay the Term Loan on March 31 and September 30 in an amount equal to fifty percent of Regan Holding Corp.’s excess cash flow (as defined in the Agreement) for the immediately preceding six month periods ended December 31 and June 30, subject to certain conditions specified in the Agreement.  Interest on the unpaid principal balance of the Term Loan will generally be payable on a quarterly basis and will accrue at the Prime-based Rate (as defined in the Agreement) plus 2.5% or at the LIBOR-based rate (as defined in the Agreement) plus 3.5%, subject to certain conditions specified in the Agreement.  The principal balance and accrued interest on the Term Loan will be payable in full by April 1, 2012.

The Term Loan is primarily secured by Regan Holding Corp.’s bank and securities accounts, equipment and investment property, and the Borrower’s obligations are currently guaranteed by Regan Holding Corp., Legacy Advisory Services, Inc. and Imagent Online LLC.  In addition, the Borrower is required to comply with other financial and non-financial covenants specified in the Agreement.  In the event of default under the Agreement, the entire balance of the Term Loan would become immediately payable unless the Borrower obtains a waiver from the Lender.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.

(Registrant)

Date: July 26, 2006

/s/ R. Preston Pitts

R. Preston Pitts

President, Chief Financial Officer and Chief Operating Officer